Exhibit 99.1

Investor/Media Contacts:

Robert J. Cierzan, Vice President, Finance

Sylvia J. Castle, Investor Relations

Aldila, Inc., (858) 513-1801

FOR IMMEDIATE RELEASE

ALDILA ANNOUNCES SHARE REPURCHASE PLAN

Poway, CA, July 28, 2006 — ALDILA, INC. (NASDAQ:NMS:ALDA) announced today that its Board of Directors has authorized the repurchase of up to $5,000,000 of the Company’s common stock.

“We currently are debt free and have significant cash on hand.  Our stock repurchase plan underscores our confidence in our ability to generate strong profitability and cash flows while investing in the future of the Company” said Mr. Peter R. Mathewson, Chairman of the Board and CEO.

The shares will be repurchased from time to time in open market transactions at the Company’s discretion, subject to market conditions and other factors, including  imposed “black-out periods” during which the Company and its insiders are prohibited from trading in the Company’s common stock.  While the Company typically allows insiders to trade in its stock for thirty days beginning the third day after its quarterly earnings announcement, the Company may impose a black-out period at any time without advance public notice.

The Company also announced that all prior stock repurchase plans have been cancelled.  The Company had adopted previous stock repurchase plans, but has not repurchased any shares since August 2004.

Aldila, Inc. is a leader among manufacturers of graphite golf shafts used in clubs assembled and marketed throughout the world by major golf club companies, component distributors and custom clubmakers.  Aldila manufactures and assembles hockey sticks and blades, in addition to the manufacture of composite prepreg material for its golf shaft business and external sales.  Aldila also manufactures carbon fiber for internal use through an ownership interest in CFT.

This press release contains forward-looking statements based on our expectations as of the date of this press release.  These statements necessarily reflect assumptions that we make in evaluating our expectations as to the future.  Such forward-looking statements include, but are not limited to, implications concerning the acceptance of the NV™ shaft and that its success will continue to attract new customer accounts.  Forward-looking statements are necessarily subject to risks and uncertainties.  Our actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of a variety of factors.  Our filings with the Securities and Exchange Commission present a detailed discussion of the principal risks and uncertainties related to our future operations, in particular our Annual Report on Form 10-K for the year ended December 31, 2005, under “Business Risks” in Part I, Item 1, and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” in Part I, Item 7 of the Form 10-K, and reports on Form 10-Q and Form 8-K.  The forward-looking statements in this press release are particularly subject to the risks that:

•                  we will not maintain or increase our market share at our principal customers;

•                  demand for clubs manufactured by our principal customers will decline, thereby affecting their demand for our shafts;

•                  the market for graphite shafts will continue to be extremely competitive, affecting selling prices and profitability;

•                  our product offerings, including the Aldila NV™ shaft and product offerings outside the golf industry, will not achieve or maintain success with consumers or OEM customers;

•                  our business with Mission Hockey will not grow, or it declines;

•                  our international operations will be adversely affected by political instability, currency fluctuations, export/import regulations or other risks typical of multi-national operations, particularly those in less developed countries;

•                  CFT will be unsuccessful as a result, for example, of internal operational problems, raw material supply problems, changes in demand for carbon fiber based products, or difficulties in operating a joint venture;

•                  the Company will not be able to acquire adequate supplies of carbon fiber, other than that being produced at CFT, at reasonable market prices;

•                  acts of terrorism, natural disasters, or disease pandemics interfere with our manufacturing operations or our ability to ship our finished product to meet customer demand.

For additional information about Aldila, Inc., please go to the Company’s web site at www.aldila.com.

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